      As filed with the Securities and Exchange Commission on July 30, 1996

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MHM SERVICES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                                 52-1223048
- -------------------------------                              -------------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

               7601 Lewinsville Road, Suite 200, McLean, VA 22102
             ------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

             Mental Health Management, Inc. Employees' Savings Plan
             ------------------------------------------------------
                            (Full title of the plan)

                          Michael S. Pinkert, President
                               MHM Services, Inc.
               7601 Lewinsville Road, Suite 200, McLean, VA 22102
                                  (703) 749-4600
                     --------------------------------------
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                    copy to:
   Michael P. Gallagher, Esq.                        Steven J. Feder, Esq.
Ballard Spahr Andrews & Ingersoll              Ballard Spahr Andrews & Ingersoll
  1735 Market St., 51st Floor                     1735 Market St., 51st Floor
    Philadelphia, PA 19103                           Philadelphia, PA 19103



- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------
                           Calculation of Registration Fee
- -------------------------------------------------------------------------------------------------------
                                                    Proposed maximum    Proposed Maximum      Amount of
 Title of securities   Amount to be registered      offering price      aggregate          Registration
  to be registered                (1)                 per share (2)     offering price        fee
- -------------------------------------------------------------------------------------------------------
    Common Stock,
   par value $.01           750,000 shares               $(2)             $1,101,562.50         $379.85
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of MHM Services, Inc. is increased by split-up, reclassification, stock dividend, or the like. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2) In accordance with Securities and Exchange Commission Rule 457(h)(1), the price shown is based upon the average of the high and low price per share of Common Stock on July 23, 1996, as reported by the American Stock Exchange.

                                     PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
- ----------------------------------------------------

          The documents containing the information required to be included in
Part I of this Registration Statement will be provided to all persons who are eligible to participate in the Mental Health Management, Inc. Employees' Savings Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

      MHM Services, Inc. (the "Company") (File No. 1-12238) hereby incorporates by reference into this Registration Statement the following documents:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

      (b)   The Company's Current Report on Form 8-K filed November 9, 1995.

      (c) The Company's first amendment to its Annual Report, filed on Form 10-K/A on January 29, 1996.

      (d) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

      (e)   The Company's Current Report on Form 8-K filed February 12, 1996.

      (f) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      (g) The Company's Current Report on Form 8-K filed April 17, 1996 (as amended by the Company's Current Report on Form 8-K/A filed June 19,
            1996).

      (h)   The Company's Current Report on Form 8-K filed May 31, 1996.

      (i) The Company's Current Report on Form 8-K filed June 17, 1996 (as amended by the Company's Current Report on Form 8-K/A filed June 25,
            1996).

      (j) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, filed with the Securities and Exchange Commission by the Company on January 27, 1995 (by which the Company succeeded to a Registration Statement on Form 10, filed on August 19, 1993).

      All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 4.     DESCRIPTION OF SECURITIES
            -------------------------

            Not applicable.


Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
            --------------------------------------

            Not applicable.


Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
            -----------------------------------------

      The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company shall indemnify each of its directors and officers against expenses (including reasonable costs, disbursements, and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of a quorum of disinterested members of the Company's Board of Directors, independent legal counsel, or the stockholders of the Company. The Company has purchased directors' and officers' liability insurance in an amount totalling $5,000,000, subject to certain deductibles.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED
            -----------------------------------

            Not applicable.

Item 8.     EXHIBITS
            --------

      4.1 Specimen copy of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form 8-B, filed by the Company on January 27, 1995 (by which the Company succeeded to a Registration Statement on Form 10, filed on August 19, 1993))

      4.2 The Company's Restated Certificate of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended)

      4.3 The Company's Amended Bylaws (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended)

      5.1   Internal Revenue Service Determination Letter dated August 2, 1993

      5.2   Opinion of Ballard Spahr Andrews & Ingersoll

      23.1  Consent of Deloitte & Touche LLP

      23.2  Consent of Ballard Spahr Andrews & Ingersoll (included in
            Exhibit 5.2)

      24    Power of Attorney (included on signature page)

      99.1  Mental Health Management, Inc. Employees' Savings Plan

      99.2 Mental Health Management, Inc. Employees' Savings Plan Adoption Agreement

Item 9.     UNDERTAKINGS
            ------------

            The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   -----------

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax, Commonwealth of Virginia, on the date below:

Dated:  July 29, 1996                   MHM Services, Inc.

                                        By:  /s/ Michael S. Pinkert
                                             ------------------------------
                                             Michael S. Pinkert, President
                                             and Chief Executive Officer

                                        By:  /s/ Carolyn Zimmerman
                                             ------------------------------
                                             Carolyn Zimmerman
                                             Vice President and
                                             Chief Financial Officer


                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Pinkert, as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                              Date
- ---------                          -----                              ----

 /s/ Michael S. Pinkert     President, Chief Executive Officer,  July 29, 1996
- -------------------------   and Director
Michael S. Pinkert          (Principal Executive Officer)

 /s/ Carolyn Zimmerman      Vice President and                   July 29, 1996
- -------------------------   Chief Financial Officer
Carolyn Zimmerman           (Principal Accounting Officer)

 /s/ Abraham D. Gosman      Director                             July 29, 1996
- -------------------------
Abraham D. Gosman

 /s/ Kenneth A. Kessler     Director                             July 29, 1996
- -------------------------
Kenneth A. Kessler, M.D.

 /s/ H. Scott Miller        Director                             July 29, 1996
- -------------------------
H. Scott Miller

 /s/ Michael F. Sandler     Director                             July 29, 1996
- -------------------------
Michael F. Sandler

                                   SIGNATURES
                                   ----------



               Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax, Commonwealth of Virginia, on the date below:


Dated:  July 29, 1996                 Mental Health Management, Inc. Employees'
                                      Savings Plan

                                      By:  /s/ Carolyn Zimmerman
                                          ---------------------------------
                                          Carolyn Zimmerman, Vice President
                                          and Chief Financial Officer
                                          (Plan Administrator)

                                  EXHIBIT INDEX



EXHIBIT NO.                        DESCRIPTION                        PAGE
- -----------                        -----------                        ----

4.1                      Specimen copy of Common Stock
                         Certificate (incorporated by
                         reference to the Company's
                         Registration Statement on Form
                         8-B, filed by the Company on
                         January 27, 1995 (by which the
                         Company succeeded to a
                         Registration Statement on Form
                         10, filed on August 19, 1993))

4.2                      The Company's Restated
                         Certificate of Incorporation
                         (incorporated by reference to
                         the Company's Annual Report on
                         Form 10-K for the fiscal year
                         ended September 30, 1995, as
                         amended)

4.3                      The Company's Amended Bylaws
                         (incorporated by reference to
                         the Company's Annual Report on
                         Form 10-K for the fiscal year
                         ended September 30, 1995, as
                         amended)

5.1                      Internal Revenue Service
                         Determination Letter dated
                         August 2, 1993

5.2                      Opinion of Ballard Spahr
                         Andrews & Ingersoll

23.1                     Consent of Deloitte & Touche
                         LLP

23.2                     Consent of Ballard Spahr Andrews
                         & Ingersoll (included in Exhibit 5.2)

24                       Power of Attorney (included on
                         signature page)

99.1                     Mental Health Management, Inc.
                         Employees' Savings Plan

99.2                     Mental Health Management, Inc.
                         Employees' Savings Plan
                         Adoption Agreement

                                      II-7